                                                                  Exhibit 10.55


                                LEASE AGREEMENT

         Agreement, made as of the 1st day of August 1995, by and between Interferon Sciences, Inc., a Delaware corporation (the "Landlord"), and National Patent Development Corporation, a Delaware corporation (the "Tenant").

         WHEREAS, Landlord owns two free standing buildings aggregating approximately 44,000 square feet located at 783 Jersey Avenue and 5 Jules Lane, New Brunswick, New Jersey (the "Premises"); and

         WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, a portion of the Premises consisting of approximately 11,000 square feet of rentable space (the "Rented Premises"), and Landlord and Tenant desire to share a portion of the Premises consisting of approximately 9,000 square feet of rentable space, including office, warehouse and laboratory facilities (the "Shared Premises"), all at a rental and upon the terms and conditions herein set forth.

         NOW THEREFORE, in consideration of the mutual promises of the parties and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Rented Premises.

         2.      Landlord and Tenant hereby agree to share the Shared Premises.

         3. The term of this Agreement shall commence on the date hereof and shall expire on July 31, 1996 (the "Initial Term"), and shall be automatically renewed for additional terms of one year (each, a "Renewal Term"), unless either party provides written notice not later than May 31 of any year that the Agreement shall terminate as of July 31 of that year. The Initial Term and the Renewal Term are collectively referred to as the "Term."

         4. Tenant shall pay to Landlord during the Term an amount (the "Charged Occupancy Costs") equal to the Landlord's Occupancy Costs
(as hereinafter defined) multiplied by a fraction, the numerator of which is the number of square feet in the Rented Premises and the denominator of which is the number of square feet in the Premises. The Charged Occupancy Costs shall be calculated on an annual basis. As used herein, the "Landlord's Occupancy Costs" shall mean the Landlord's depreciation expense for book purposes and property taxes, in each case with respect to the Premises.

         5. Tenant shall pay to Landlord during the Term an amount (the "Charged Expenses") equal to the Landlord's Expenses (as hereinafter defined) multiplied by a fraction, the numerator of which is the number of employees of the Tenant on the Premises as of the date of calculation and the denominator of which is the number of employees of the Tenant on the Premises as of the date of calculation plus the number of employees of the Landlord on the Premises as of the date of calculation. The Charged Expenses shall be calculated on an annual basis. As used herein, the "Landlord's Expenses" shall mean power and electric, water, janitorial services, and maintenance charges and expenses relating to the Premises incurred by Landlord. The Charged Occupancy Costs and the Charged Expenses are collectively referred to as the "Rent."

         6. The Rent shall be due and payable in advance on the first day of each month.

         7. If the Tenant fails to (a) pay any Rent or any other sum which it is obligated to pay by any provision of this Agreement, when and as due and payable hereunder, or (b) perform any of its other obligations under the provisions of this Agreement, and such failure is not cured within 10 days after notice from Landlord to Tenant, Landlord shall have the right to terminate this Agreement and pursue any other remedy under this Agreement or applicable law.

         8. Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be
(a) given in writing, and (b) deemed to have been given (i) 48 hours after being sent as certified or registered mail in the United States mails, postage pre-paid, return receipt requested, to the address of such party set forth below or otherwise as such party may designate from time to time by notice to the other, or (ii) (if such party's receipt thereof is acknowledged in writing) upon its hand or other delivery to such party.

         IN WITNESS WHEREOF, each party hereto has executed this Lease as of the day and year first above written.

LANDLORD:

Notice Address:                                    INTERFERON SCIENCES, INC.
783 Jersey Avenue
New Brunswick, NJ  08901
Attn:  Corporate Counsel                           By:_________________________
                                                      Title:


TENANT:

Notice Address:                                    NATIONAL PATENT DEVELOPMENT
Suite 4170                                             CORPORATION
9 West 57 Street
New York, NY  10019
Attn:  Corporate Counsel                           By:__________________________
                                                      Title: